Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Lucas Energy, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333 -164099), and Form S-8 (File No. 333-166257) relating to the Lucas Energy, Inc. 2010 Long Term Incentive Plan of our report dated July 14, 2010, relating to the financial statements of Lucas Energy, Inc. that appear in the Annual Report on Form 10-K of Lucas Energy, Inc. for the year ended March 31, 2010.

/s/GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
July 14, 2010